Exhibit 10.3

EXECUTION VERSION

STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 21, 2024, between Illumina, Inc., a Delaware corporation (“Illumina”), and GRAIL, LLC, a Delaware limited liability company (“GRAIL LLC”), to be converted to a corporation and renamed GRAIL, Inc. (the “Company”).

WHEREAS, Illumina and the Company have entered into a Separation and Distribution Agreement, dated as of June 21, 2024 (the “Separation Agreement”) and certain other ancillary agreements;

WHEREAS, Illumina currently owns the entire limited liability company interest of GRAIL LLC and will own all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to the Separation Agreement, Illumina will distribute a portion of the issued and outstanding shares of Common Stock to holders of shares of Illumina common stock, on a pro rata basis (the “Distribution”), and retain any shares of Common Stock that are not distributed in the Distribution;

WHEREAS, following the Distribution, Illumina may (i) sell or transfer any retained shares, including pursuant to one or more offerings or other transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) transfer all or a portion of the retained shares to Illumina stockholders as dividends or directly or indirectly in exchange for outstanding shares of Illumina common stock or in exchange for Illumina indebtedness (any such transaction described in this clause (ii), an “Other Disposition”);

WHEREAS, Illumina desires to grant the Company a proxy to vote the retained shares in proportion to the votes cast by the Company’s other stockholders; and

WHEREAS, Illumina and the Company desire to make certain arrangements to provide Illumina and its permitted transferees with registration rights with respect to the retained shares.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

Section 1. Effectiveness of Agreement.

1.1. Effective Time. This Agreement shall become effective upon the effectiveness of the Separation (as defined in the Separation Agreement) (the “Effective Time”).

1.2. Shares Covered. This Agreement covers all shares of Common Stock that are beneficially owned by Illumina as of the Effective Time (the “Shares”). The Shares shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

Illumina and any Permitted Transferees (as defined in Section 2.5) are each referred to herein as a “Holder” and collectively as the “Holders”, and the Holders of Shares proposed to be included in any registration under this Agreement are each referred to herein as a “Selling Holder” and collectively as the “Selling Holders”.

Section 2. Demand Registration.

2.1. Notice. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that the Company effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or a portion of the Shares held by such Holder, which notice shall specify the Shares intended to be disposed of by such Holder and the intended method or methods of disposition of such Shares (which methods may include a Shelf Registration (as such term is defined in Section 2.6)), the Company will, no later than the fifth Business Day (as such term is defined in Section 10.7(g)) after receipt of such notice from any Holder, give written notice of the proposed registration to all other Holders, if any, and will use its reasonable best efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such registration request as specified in a written notice received by the Company within 10 days after receipt of the Company’s written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such registration request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a “Demand Registration”); provided, however, that:

(a) the Company shall not be obligated to effect registration with respect to any Shares pursuant to this Section 2.1 (i) in violation of the Separation Agreement, (ii) in violation of any underwriting agreement entered into in connection with any offering effected in accordance with this Agreement (so long as the lock-up period in such underwriting agreement does not exceed 90 days) or (iii) within 60 days after the effective date of a previous registration, other than a Shelf Registration, effected with respect to Shares pursuant to this Section 2;

(b) if at the time a Demand Registration is requested pursuant to this Section 2, the Company determines in good faith that (i) such Demand Registration would require the disclosure of material nonpublic information, the disclosure of which would be reasonably likely to have a material adverse effect on the Company, (ii) such Demand Registration would materially impede, delay or interfere with any material financing, acquisition, divestiture, joint venture, merger, consolidation, other business combination, corporate reorganization, tender offer or other material transaction of the Company or (iii) the Company is unable to comply with SEC requirements for effectiveness of such Demand Registration (each of clauses (i) through (iii), a “Disadvantageous Condition”), the Company may postpone the filing or effectiveness (but not the preparation) of such registration until the earlier of (A) 7 days after the date on which the Disadvantageous Condition no longer exists or (B) 90 days after the date on which the Company makes such determination that a Disadvantageous Condition exists; provided, however, that the Company may delay a Demand Registration pursuant to this Section 2.1(b) no more than twice during any 12-month period following the Distribution; and provided further that the postponement rights in this Section 2.1(b) and Section 4.3(a) shall not be applicable to the Holders for more than a total of 120 days during any 12-month period;

(c) the number of Shares originally requested to be registered pursuant to any registration requested pursuant to this Section 2 shall cover Shares with an aggregate Fair Market Value (as defined below) as of the date of the notice delivered to the Company pursuant to this Section 2.1 of at least $100,000,000 or such lesser amount that constitutes all Shares owned by the Holders requesting such registration (for purposes of this Agreement, “Fair Market Value” shall mean, as of any date, the closing price per share of the Common Stock on the NASDAQ Global Select Market (“Nasdaq”) or, if the Common Stock is not listed on Nasdaq, any securities exchange on which such Common Stock is listed or admitted for trading on the trading day immediately preceding such date);

(d) if the intended method of disposition is a Demand Registration that is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock, the Company shall include in such registration the number of Shares requested by Holders of a majority of the Shares to be included therein which, in the opinion of such Holders based upon advice of the managing underwriters, can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for the Common Stock, in accordance with the following priorities: (x) first, up to the number of Shares requested to be included in such registration by Illumina and its Affiliates (as defined below) and (y) second, up to the number of Shares requested to be included in such registration by Selling Holders other than Illumina and its Affiliates, pro rata among such Selling Holders of such Shares on the basis of the number of Shares requested to be registered by each such Selling Holder; and

(e) the Company shall not be obligated to effect more than five Demand Registrations in the aggregate, and no more than three Demand Registrations in any 12-month period; provided that, the Company shall not be required to effect a Demand Registration within sixty (60) days after the effective date of a previous registration by the Company, other than a Shelf Registration, effected pursuant to this Section Section 2.

For the purposes of this Agreement, an “Affiliate” of any Person (as defined in Section Section 6(e)) means a Person that controls, is controlled by or is under common control with such Person. As used herein, “control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise; provided, however, that (a) the Company and the other members of the GRAIL Group (as defined in the Separation Agreement) shall not be considered Affiliates of Illumina or any of the other members of the Illumina Group (as defined in the Separation Agreement) and (b) Illumina and the other members of the Illumina Group shall not be considered Affiliates of the Company or any of the other members of the GRAIL Group.

2.2. Registration Expenses. All Registration Expenses (as defined in Section 8) for any registration requested pursuant to this Section 2 (including any registration that is delayed or withdrawn, subject to the provisions of Section 2.9) shall be paid by the Company.

2.3. Selection of Professionals. Illumina, in the event Illumina is participating, or the Holders of a majority of the Shares included in any Demand Registration, in the event Illumina is not participating, shall have the right to select the investment banks and managers to underwrite or otherwise administer the offering and counsel for the Selling Holders; provided that, such investment banks, managers and counsel shall also be approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed; provided further that, for the avoidance of doubt, counsel for the Selling Holders may be (but shall not be required to be) the same counsel as counsel for the Company in such offering.

2.4. Third Person Shares. In the case of any offering for cash that is not an Other Disposition, the Company shall have the right to cause the registration of securities for sale for the account of any Person (as defined in Section Section 6(e)) (including the Company) other than the Selling Holders (the “Third Person Shares”) in any registration of the Shares requested pursuant to this Section 2 so long as the Third Person Shares are disposed of in accordance with the intended method or methods of disposition requested by Holders pursuant to this Section 2.

If a Demand Registration in which the Company proposes to include Third Person Shares is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares and Third Person Shares requested to be included in such offering exceeds the number of Shares and Third Person Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock (the “Maximum Number”), the Company shall not include in such registration any Third Person Shares unless all of the Shares initially requested by Holders to be included therein are so included, and then only to the extent of the Maximum Number.

2.5. Permitted Transferees. As used in this Agreement, “Permitted Transferees” shall mean any transferee, whether direct or indirect, of Shares that (a) (i) as of the time of transfer of the Shares to such transferee is, and as of immediately prior to the sale of Shares pursuant to the Demand Registration or Piggyback Registration (as defined in Section 3.1), as the case may be, will be, a member of the Illumina Group (as defined in the Separation Agreement), (ii) is a financial intermediary (a “Participating Bank”) to whom Illumina or any member of the Illumina Group will transfer Shares in exchange, directly or indirectly, for any equity interest or indebtedness of Illumina or another member of the Illumina Group or (iii) acquires from any member or members of the Illumina Group an aggregate of at least 5% of the issued and outstanding shares of Common Stock as of the time of such acquisition and (b) is designated by Illumina (or a subsequent Holder) in a written notice to the Company. Any Permitted Transferee of the Shares shall be subject to and bound by and benefit from all of the terms and conditions herein applicable to Holders. For the avoidance of doubt, any Permitted Transferee of Shares shall be subject to and bound by and benefit from all of the terms and conditions applicable to Holders generally and not those applicable to Illumina (or any member of the Illumina Group) specifically including, without limitation, the voting provisions contained in Section Section 9. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.

2.6. Shelf Registration; Other Disposition. With respect to any Demand Registration, the requesting Holders may, but shall not be required to, request the Company to effect a registration of the Shares (a) at any time after the date hereof when the Company is eligible to register the Shares on Form S-3 (or any successor form), under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”) or (b) in the form of an Other Disposition. The Company shall use its reasonable best efforts to comply with any such request, subject to the terms and conditions of this Agreement.

2.7. SEC Form; Information. The Company shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on Form S-1 (or any successor form), or, in the case of an exchange offer, Form S-4 (or any successor form). The Company shall use its reasonable best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible. All such Demand Registrations shall comply with the applicable requirements of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, the relevant registration statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall timely file all reports on Forms 10-K, 10-Q and 8-K (or any successor forms), and all material required to be filed, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent that such filing shall be a condition to the initial filing or continued use or effectiveness of any Demand Registration or to the extent required to enable any Holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act (or any similar rule or regulation hereafter promulgated by the SEC). From and after the date hereof through the earlier of (a) the expiration or termination of this Agreement or (b) the date upon which the Illumina Group ceases to own any Shares, the Company shall forthwith upon written request by a Holder (i) furnish to any Holder (A) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (B) a copy of the most recent annual or quarterly report of the Company and (C) such other reports and documents filed by the Company with the SEC and (ii) take such further action as such Holder may reasonably request in availing itself of an exemption for the sale of Shares without registration under the Securities Act.

2.8. Other Registration Rights. The Company shall not (i) grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback” or other rights that are more favorable to such Persons as compared to the rights of the Holders under this Agreement or (ii) enter into any agreement, take any action or permit any change to occur, with respect to securities that violates or subordinates the rights of the Holders under this Agreement.

2.9. Withdrawal. At any time prior to the effective date of the registration statement or the filing of a prospectus relating to such registration, the Holder making such request for registration may withdraw such request, without liability to any of the other Holders, by providing a written notice to the Company withdrawing such request. A request, so withdrawn, shall be considered to be a Demand Registration unless (a) such withdrawal arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such withdrawn request), (b) such withdrawal was in response to the Company’s exercise of its postponement rights in Section 2.1(b) and Section 4.3(a) or (c) the Holder making such request for registration reimburses the Company for all Registration Expenses (other than the expenses set forth under Section 8(g)) in connection with such withdrawn request.

Section 3. Piggyback Registrations.

3.1. Notice and Registration. If the Company proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner that would permit registration of the Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give at least 15 days’ advance written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to the Company within 10 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), the Company will use its reasonable best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:

(a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registration of, or not to register, such other securities, the Company may, at its election, give written notice of such determination to the Selling Holders (or, if prior to the expiration of the 15-day period described above in this Section 3.1, the Holders) and, thereupon, (i) in the case of a determination to delay registration, the Company shall be permitted to delay registering such Shares for the same period as the delay in registering such other securities and (ii) in the case of a determination not to register, the Company shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Section 2) that such registration be effected as a registration under Section 2 or to include such Shares in any subsequent Piggyback Registration pursuant to this Section 3;

(b) the Company shall not be required to effect any registration of the Shares under this Section 3 incidental to the registration of any of its securities (i) on Form S-4 or S-8 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock or similar options or in connection with any employee benefit or similar plan of the Company or (iii) in connection with an acquisition of, or an investment in, another entity by the Company;

(c) the Company’s filing of a Shelf Registration shall not be deemed to be a Piggyback Registration; provided, however, that the proposal to file any prospectus supplement filed pursuant to a Shelf Registration with respect to an offering of the Company’s securities (whether proposed to be offered for sale by the Company or any other Person) will be a Piggyback Registration unless such offering qualifies for an exemption under this Section 3.1; and provided further that, if the Company files a Shelf Registration, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(d) if a Piggyback Registration is an underwritten registration on behalf of the Company (whether or not selling security holders are included therein) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock (the “Piggyback Maximum Number”), the Company shall include the following securities in such registration up to the Piggyback Maximum Number and in accordance with the following priorities: (w) first, the securities the Company proposes to sell, (x) second, up to the number of Shares requested to be included in such registration by Illumina, (y) third, up to the number of Shares requested to be included in such registration by Selling Holders other than Illumina, pro rata among such Selling Holders of such Shares on the basis of the number of Shares requested to be registered by each such Selling Holder and (z) fourth, up to the number of any other securities requested to be included in such registration;

(e) no registration of the Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Shares pursuant to Section 2; and

(f) at any time prior to the execution of an underwriting agreement with respect thereto, any Selling Holder may withdraw any or all of its Shares from a Piggyback Registration by providing a written notice to the Company.

3.2. Selection of Professionals. In the event of any Piggyback Registration, the Company shall select the investment banks and managers to underwrite or otherwise administer the offering and the financial printer for the offering. One counsel for the Holders participating in such offering may be selected by (i) Illumina, in the event Illumina is participating in such offering, or (ii) Holders of a majority of the Shares included in such offering, in the event Illumina is not participating in such offering, provided that, in the case of both clauses (i) and (ii)

above, such selection of counsel shall also be approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, provided further that, for the avoidance of doubt, counsel for the Selling Holders may be (but shall not be required to be) the same counsel as counsel for the Company in such offering.

3.3. Registration Expenses. The Company shall pay all of the Registration Expenses in connection with any registration pursuant to this Section 3.

Section 4. Registration Procedures.

4.1. Registration and Qualification. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any of the Shares under the Securities Act as provided in Sections 2 and 3, including an underwritten offering pursuant to a Shelf Registration, the Company shall use its reasonable best efforts to:

(a) as promptly as practicable (and in any event within 30 days (in the case of a registration statement on Form S-3 or Form S-4) or 60 days (in the case of all other registration statements)) after the date of any request for registration under Section 2, prepare and file with the SEC a registration statement with respect to such Shares and cause such registration statement to become effective as soon as practicable after the initial filing thereof; provided that, before filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to the Selling Holders and the underwriters, if any, copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such parties) and the Company shall not file with the SEC any registration statement or prospectus or amendments or supplements thereto to which the Selling Holders or the underwriters, if any, shall reasonably object;

(b) except in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Shares until the earlier of (i) such time as all such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of 90 days after such registration statement becomes effective, plus the number of days that any filing or effectiveness has been delayed under Section 2.1(b);

(c) in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 36 months after the effective date of such registration statement plus the number of days that any filing or effectiveness has been delayed under Section 2.1(b) or suspended under Section 4.3(a) and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement;

(d) furnish to the Selling Holders and the underwriters, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as the Selling Holders or such underwriters may reasonably request;

(e) register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

(f) in the case of an underwritten offering, (i) furnish to the underwriters, addressed to them, an opinion of counsel for the Company and (ii) furnish to the underwriters, addressed to them, a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the underwriters may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the underwriters;

(g) enter into such customary agreements (including, if applicable, an underwriting agreement containing customary provisions for indemnification and contribution covering the Selling Holders, the underwriters and their affiliates) and take such other actions as the Selling Holders shall reasonably request in order to expedite or facilitate the disposition of such Shares (it being understood that the relevant Selling Holders may be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Selling Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(h) notify the Selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company, (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (ii) of any comments (written or oral) by the SEC or any request by the SEC or any other federal or state governmental authority (written or oral) for amendments or supplements to such registration statement or such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the relevant registration statement (and in any event within 90 days after the end of such 12-month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(j) immediately notify the Selling Holders and the managing underwriters, if any, at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders or the underwriters prepare and file with the SEC (and furnish to the Selling Holders and the underwriters a reasonable number of copies of) a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k) permit any Selling Holders comprising holders of a majority of the Shares to be included in such registration to participate in the preparation of such registration statement (including having prompt access to any SEC comment letters or other communications in connection with such registration and the Company’s responses thereto) and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Selling Holders and their counsel should be included, subject to the Company’s approval, such approval not to be unreasonably withheld, conditioned or delayed;

(l) provide and cause to be maintained a transfer agent and registrar for all such Shares covered by such registration statement not later than the effective date of such registration statement;

(m) provide a CUSIP number for all such Shares, not later than the effective date of such registration statement;

(n) in the case of an underwritten offering, cause the senior executive officers of the Company to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, including participation of such officers in road show presentations, during normal business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the operations of the Company’s business;

(o) cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Shares to be sold, and cause such Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Shares to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Selling Holders at least one Business Day prior to any sale of Shares and instruct any transfer agent and registrar of Shares to release any stop transfer orders in respect thereof; provided that the Company may satisfy its obligations under this Section 4.1(o) without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(p) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that, to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(q) in the event of the issuance of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(r) cause the Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities, as may be necessary to enable the sellers thereof to consummate the disposition of such Shares;

(s) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Shares; and

(t) without limiting the applicability of, and obligations described in, clauses (a) through (s) above, in the case of any Demand Registration in the form of an Other Disposition, the Company shall take such corresponding actions described in clause (a) through (s) above that are customarily applicable to such transactions and shall use its reasonable best efforts to effect such Other Disposition.

The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such Shares, and other customary certifications and agreements, as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

Each Selling Holder will as promptly as reasonably practicable notify the Company, at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Selling Holder has knowledge, relating to such Selling Holder or its disposition of Shares thereunder requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Illumina agrees, and any other Selling Holder agrees by acquisition of such Shares, that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(j), such Selling Holder will forthwith discontinue disposition of Shares pursuant to such registration statement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(j), or until such Selling Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Shares covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4.1(j) or is advised in writing by the Company that the use of the prospectus may be resumed.

No Selling Holder may participate in any underwritten offering or registered exchange offer hereunder unless such Selling Holder (a) agrees to sell such Selling Holder’s securities on the basis provided in any underwriting agreements or other applicable agreements, approved by the Company or other Persons entitled to approve such agreements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, other applicable agreements and other documents reasonably required under the terms of such underwriting or other agreements or this Agreement.

Each Selling Holder agrees that, in connection with any offering pursuant to this Agreement, it will not prepare, use or refer to any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company, such approval not to be unreasonably withheld, conditioned or delayed, and will not distribute any written materials in connection with any offering of the Shares under any registration statement registered pursuant to this Agreement other than the applicable prospectus and any such free writing prospectus so authorized.

4.2. Underwriting. If requested by the underwriters for any underwritten offering (or exchange agent for an exchange offer) in connection with a registration requested hereunder (including any registration under Section 3 which involves, in whole or in part, an underwritten offering), the Company will enter into an underwriting agreement with such underwriters (or exchange agent agreement with such exchange agents) for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements or exchange agent agreements, as applicable, with respect to that offering, including indemnification and contribution obligations and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 4.1(f). The Company may require that the Shares requested to be registered pursuant to Section 3 be included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

4.3. Blackout Periods for Shelf Registrations.

(a) At any time when a Shelf Registration effected pursuant to Section 2 relating to the Shares is effective, upon written notice from the Company to the Selling Holders that the Company has determined in good faith that (i) the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would require the disclosure of material nonpublic information, the disclosure of which would be reasonably likely to have a material adverse effect on the Company, (ii) the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would materially impede, delay or interfere with any material acquisition, divestiture, joint venture, merger, consolidation, other business combination, corporate reorganization, tender offer or other material transaction of the Company or (iii) the Company is unable to comply with SEC requirements for continued use or effectiveness of the Shelf Registration (each of clauses (i) through (iii), an “Information Blackout”), the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material (or the Company otherwise complies with applicable SEC requirements), (B) 45 days after the date on which the Company makes such good faith determination that an Information Blackout exists (unless resuming use of the Shelf Registration is then prohibited by applicable SEC rules or published interpretations) or (C) such time as the Company notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Shares until the day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”). The postponement rights in this Section 4.3(a) and Section 2.1(b) and the holdback obligation in Section 4.5(c) shall not be applicable to the Holders for more than a total of 120 days during any 12-month period.

(b) If there is an Information Blackout and the Selling Holders do not notify the Company in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(c)(i) shall be extended for a number of days equal to the number of days in the Sales Blackout Period. The fact that a Sales Blackout Period is required under this Section 4.3 or SEC rules shall not relieve the contractual duty of the Company as set forth in Section 2.7 to file timely reports and otherwise file material required to be filed under the Exchange Act.

4.4. Listing and Other Requirements. In connection with the registration of any offering of the Shares pursuant to this Agreement, the Company agrees to use its reasonable best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed and otherwise facilitate the public trading of such Shares. The Company will take all other lawful actions reasonably necessary and customary under the circumstances to expedite and facilitate the disposition by the Selling Holders of Shares registered pursuant to this Agreement as described in the prospectus relating thereto, including timely preparation and delivery of stock certificates, if any, in appropriate denominations and furnishing any required instructions or legal opinions to the Company’s transfer agent in connection with Shares sold or otherwise distributed pursuant to an effective registration statement; provided that the Company may satisfy its obligations under this Section 4.4 without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System.

4.5. Holdback Agreements.

(a) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to such Demand Registration or Piggyback Registration or registrations on Form S-8 or S-4 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b) If the Holders of Shares notify the Company in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Section 2, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to, and during the 90-day period beginning on, the date specified in such notice for such proposed sale, except pursuant to such intended Shelf Registration or registrations on Form S-8 or S-4 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(c) If the Company completes an underwritten registration with respect to any of its securities (whether offered for sale by the Company or any other Person) on a form and in a manner that would have permitted registration of the Shares and the Company has complied with its obligations pursuant to Section Section 3 in connection with such underwritten registration, the Holders shall not effect any public sales or distributions of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from the Company by any underwriters in connection with such previous registration; provided that the holdback period applicable to the Holders shall (i) in no event be longer than a period of seven days prior to, and during the 90-day period beginning on, the effective date of such registration statement, (ii) not apply to any distribution of Shares to stockholders of a Holder, (iii) not apply to any Holder owning less than 5% of the Company’s outstanding voting securities and (iv) not apply unless all directors and executive officers of the Company are subject to substantially comparable restrictions as those proposed to be imposed on the Holders; provided further that for the purposes of clause (iii) all members of the Illumina Group shall be treated as a single Selling Holder and that for the purposes of clause (iv), each such party shall, upon request, execute a lock-up agreement containing such terms in a customary form and, to the extent required by any underwriter participating in an underwritten public offering, the Company shall use reasonable best efforts to cause its executive officers and directors to execute such lock-up agreements in connection with such underwritten public offering, which lock-up agreements shall not have a duration shorter than that of the lock-up agreement or provisions applicable to the Company.

Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, the Company will give each Selling Holder and the underwriters, if any, and their respective counsel and accountants representing such Selling Holders and underwriters, access to its reasonably requested financial and other records, pertinent corporate documents and properties of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or such counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that each Selling Holder agrees that the information obtained by it pursuant to this Section Section 5 shall be kept confidential by it and, except as required by law, not disclosed by it, in each case, unless and until such information is made generally available to the public other than by such Selling Holder, and each Selling Holder further agrees that it will, upon learning that disclosure of such information is sought from such Selling Holder in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; provided further that for purposes of this Section Section 5, all members of the Illumina Group shall be treated as a single Selling Holder.

Section 6. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares hereunder, the Company shall enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors, officers, employees, advisors and agents, each Person who participates as an underwriter in the offering or sale of such securities, each director, officer, employee, advisor and agent of each underwriter and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act or the Exchange Act

(collectively, the “Holder Covered Persons”) against any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses, joint or several (each, a “Loss” and collectively, “Losses”), to which such Person may be subject under the Securities Act or otherwise insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, any free writing prospectus, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made), and the Company will reimburse each such Holder Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Holder Covered Person in connection with investigating or defending any such Loss; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company after the Distribution by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Covered Person and shall survive the transfer of such securities by the Selling Holders.

(b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) the Company, its directors, officers, employees, advisors and agents, each Person who participates as an underwriter in the offering or sale of such securities, each director, officer, employee, advisor and agent of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Company Covered Persons”), with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any free writing prospectus, if such statement or omission is contained in written information furnished by such Selling Holder to the Company specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation for each Selling Holder to indemnify shall be several and not joint, and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Covered Person and shall survive the transfer of the registered securities by the Selling Holders.

(c) Any Person entitled to indemnification hereunder (each, an “Indemnified Party”) shall (i) give prompt written notice to the Person against whom such indemnity may be sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification; provided, however, that the failure to give prompt notice shall not impair any Indemnified Party’s rights to indemnification hereunder to the extent such failure has not materially prejudiced the Indemnifying Party; and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. For any such claim, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (iii) such Indemnifying Party shall have failed to assume the defense within a reasonable time of notice pursuant to this Section 6(c). If such defense is assumed by the Indemnifying Party, no Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement (but such consent shall not be unreasonably withheld, conditioned or delayed). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (ii) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Party.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and such Holder will contribute to the aggregate Losses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations, where the relevant fault of the Company and the Holder will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; and provided further, however, that, in any such case: (i) no such Holder will be required to contribute any amount in excess of the net amount of proceeds of all such Shares offered and sold by such Holder pursuant to such registration statement and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity, or any department, agency or political subdivision thereof.

(f) The rights and obligations of the Company and the Selling Holders under this Section 6 shall survive the termination of this Agreement.

Section 7. Benefits and Termination of Registration Rights.

(a) The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (i) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (ii) (x) as to Illumina, any other member of the Illumina Group or any Participating Bank, such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision) (“Rule 144”) and (y) as to any other Holder not enumerated in the immediately preceding clause (x), such Shares may be sold to the public pursuant to Rule 144 without being subject to the volume or manner of sale limitations of such rule; (iii) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company (if applicable) and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; or (iv) such Shares shall have ceased to be outstanding.

(b) If any Shares are held in non-certificated book-entry form and are subject to any stop transfer or similar instructions or restrictions, the Company shall, at the request of the applicable Holder, use commercially reasonable efforts to cause such stop transfer or similar instructions or restrictions to be promptly terminated and removed if (i) such Shares are registered for resale under the Securities Act, (ii) the applicable Holder provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144(b)(1) or otherwise without registration under the applicable requirements of the Securities Act, including, if requested by the Company or its transfer agent, an opinion of Holder’s outside legal counsel, reasonably acceptable to the Company and its transfer agent, to such effect and (iii) the applicable Holder delivers to the Company a representation letter in form and substance reasonably acceptable to the Company agreeing that such Shares will be sold only under an effective registration statement or pursuant to Rule 144(b)(1) or otherwise without registration in compliance with an exemption under the Securities Act.

Section 8. Registration Expenses. As used in this Agreement, the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth in this Agreement, including:

(a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares to be disposed of;

(b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters;

(c) the cost of printing and producing any agreements among underwriters, any underwriting agreements, any blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of;

(d) all registration, qualification and filing fees, including the filing fees incident to securing any required review by Nasdaq, and any other securities exchange on which the Common Stock is then traded or listed, of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange;

(e) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state or non-U.S. securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;

(f) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by the Financial Industry Regulatory Authority, Inc.;

(g) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties);

(h) expenses incurred in connection with any road show presentation to potential investors;

(i) the costs of preparing stock certificates (if any);

(j) the costs and charges of the Company’s transfer agent and registrar; and

(k) the fees and disbursements of any custodians or agents.

Registration Expenses shall not include (i) underwriting discounts and underwriters’ commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders, (ii) stock transfer taxes, which shall be paid by the Selling Holders and (iii) the fees, disbursements and expenses of the Selling Holders’ counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act.

Section 9. Voting Restrictions.

9.1. Voting of the Shares.

(a) From the date of the Distribution until the date that the Illumina Group ceases to own any Shares, Illumina shall, and shall cause each member of the Illumina Group to (in each case, to the extent that they own any Shares), be present, in person or by proxy, at each and every stockholder meeting of the Company, and otherwise to cause all Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Shares in proportion to the votes cast by the other holders of the Common Stock on such matter.

(b) From the date of the Distribution until the date that the Illumina Group ceases to own any Shares, Illumina hereby grants, and shall cause each member of the Illumina Group (in each case, to the extent that they own any Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to the Company or its designees, to vote, with respect to any matter, all Shares owned by them, in proportion to the votes cast by the other holders of the Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular Share upon any sale, assignment or transfer of such Share from a member of the Illumina Group to a Person other than a member of the Illumina Group and (ii) nothing in this Section 9.1(b) shall limit or prohibit any such sale, assignment or transfer.

Section 10. Miscellaneous.

10.1. Reserved.

10.2. Nominees for Beneficial Owners. If Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Shares for purposes of any request or other action by any Holder pursuant to this Agreement (or any determination of any number or percentage of shares constituting Shares held by any Holder contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

10.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.

10.4. Entire Agreement. This Agreement, the Separation Agreement, all the other Ancillary Agreements (as defined in the Separation Agreement) and all other exhibits and schedules attached hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties with respect to the subject matter hereof other than those set forth or referred to herein or therein. In the event of any conflict between or among such agreements as it relates to the sale or transfer of the Shares following the Distribution, this Agreement shall govern.

10.5. Authority. Each of the parties hereto represents to the other that:

(a) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated; and

(b) this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof; and

(c) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

10.6. Governing Law; Dispute Resolution. (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

(b) In the event of any dispute arising under this Agreement between the parties (a “Dispute”), prior to bringing an Action (as defined in the Separation Agreement) relating to a Dispute, the parties shall first seek to settle amicably all Disputes by negotiation. The parties shall first attempt in good faith to resolve the Dispute by negotiation in the normal course of business at the operational level within 30 days after written notice is received by either party regarding the existence of a Dispute (the “Initial Notice”). If the parties are unable to resolve the Dispute within such 30-day period, the parties shall then attempt in good faith to resolve the Dispute by negotiation between executives designated by the parties who hold, at a minimum, the office of Senior Vice President and/or General Counsel (such designated executives, the “Dispute Committee”). The parties agree that the members of the Dispute Committee shall have full and complete authority on behalf of their respective parties to resolve any Disputes submitted pursuant to this Section 10.6(b). Such Dispute Committee members and other applicable executives shall meet in person or by teleconference or video conference within 30 days of the date of the Initial Notice to seek a resolution of the Dispute. In the event that the Dispute Committee and other applicable executives are unable to agree to a format for such meeting, the meeting shall be convened in person at a mutually acceptable location in San Diego, California.

10.7. Arbitration.

(a) Any Dispute not finally resolved pursuant to Section 10.6(b) within 60 days from the delivery of the Initial Notice shall be resolved by binding arbitration in accordance with this Section 10.7. Any Dispute subject to arbitration pursuant to this Section 10.7 shall be determined and resolved by final and binding arbitration, the seat of which shall be in New York, New York, before a panel of three arbitrators. The arbitration shall proceed in accordance with and shall be governed by the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (“AAA”) then in effect. The claimant shall nominate one arbitrator and the respondent shall nominate one arbitrator within the time limits specified in the AAA Rules. The chairperson shall be nominated by the two appointed arbitrators within 15 Business Days of the appointment of the second arbitrator, failing which the chairperson shall be appointed by the AAA. Unless the parties to the arbitration otherwise agree in writing, the arbitrators so selected shall be independent and shall not have any material past or existing affiliation with any party.

(b) The arbitrators shall apply the governing law set forth in Section 10.6(a) and shall have authority to entertain a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. Unless otherwise agreed by the parties in writing, discovery shall be limited to only: (i) documents directly related to the issues in controversy, (ii) no more than three depositions per party for any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, or two depositions per party for all other Disputes and (iii) 10 interrogatories per party. The arbitration procedures shall include provision for production of documents relevant to the Dispute; provided that all discovery, if any, shall be completed within 90 days of the appointment of the arbitrators or as soon as practicable thereafter.

(c) The provisions of this Section 10.7 are intended to provide the exclusive method of resolving any Dispute, including injunctive relief; provided, however, that a party may commence and prosecute an action in any court of competent jurisdiction for the purpose of enforcing or seeking to vacate an arbitration award hereunder.

(d) The agreement to arbitrate any Dispute set forth in this Section 10.7 shall continue in full force and effect subsequent to, and notwithstanding the completion, expiration or termination of, this Agreement.

(e) Each party shall bear its own costs of the arbitration and share equally the arbitrators’ fee and the administrative costs; provided that the prevailing party shall be entitled to payment of its reasonable attorneys’ fees and costs (unless applicable law restricts or prohibits such fee shifting).

(f) The parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

(g) “Business Day” means any day that is not a Saturday, Sunday or any other day on which banking institutions located in New York, New York are required or authorized by law to be closed.

10.8. Assignment. This Agreement may not be assigned by any party hereto other than by Illumina to a Permitted Transferee as provided for in Section 2.5. Notwithstanding the foregoing, in any transaction as a result of which the Common Stock is converted into, or exchanged for, common stock or other securities of another Person, the Company shall cause such other Person to agree in writing to assume all of the Company’s rights and obligations under this Agreement. In addition, Illumina may assign this Agreement at any time in connection with a sale or acquisition of Illumina, whether by merger, consolidation, sale of all or substantially all of Illumina’s assets, or a similar transaction in which Illumina is not the surviving entity, without the consent of the Company, so long as the surviving entity assumes all the obligations of Illumina under this Agreement by operation of law or pursuant to an agreement in form and substance reasonable satisfactory to the Company. No assignment permitted by this Section 10.8 shall release the assigning party from liability for the full performance of its obligations under this Agreement.

10.9. Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any Holder Covered Person or Company Covered Person in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any Person (including any stockholders of Illumina or stockholders of the Company) except the parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third Person (including any stockholders of Illumina or stockholders of the Company) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

10.10. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.10):

If to Illumina, to:

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

Attention:  Legal Department

Email:     legalnotices@illumina.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

389 9th Avenue

New York, NY 10001

Attention:  Andrew J. Pitts

Ting S. Chen

Daniel J. Cerqueira

Email:     apitts@cravath.com

tchen@cravath.com

dcerqueira@cravath.com

If to the Company, to:

GRAIL, LLC

1525 O’Brien Drive

Menlo Park, California 94025

Attention:  Bob Ragusa

Aaron Freidin

Abram Barth

Don Lang

Email:     bragusa@grailbio.com

afreidin@grailbio.com

abarth@grailbio.com

dlang@grailbio.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Attention:  W. Alex Voxman

Andrew Clark

Ross McAloon

Alexa Berlin

Email:     alex.voxman@lw.com

andrew.clark@lw.com

ross.mcaloon@lw.com

alexa.berlin@lw.com

Any party may, by notice to the other party, change the address and contact person to which any such notices are to be given.

10.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

10.12. Waivers of Default. Waiver by a party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party. No failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

10.13. Specific Performance. Subject to Section 10.6(b), in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties.

10.14. Amendments; Waivers. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced.

10.15. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.16. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING FROM THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

ILLUMINA, INC.,

By	/s/ Ankur Dhingra
Name: Ankur Dhingra
Title: Chief Financial Officer

GRAIL, LLC,

By	/s/ Robert Ragusa
Name: Robert Ragusa
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]